UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

TENET HEALTHCARE CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

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	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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This filing consists of a memorandum to Tenet employees issued by Tenet Healthcare Corporation on April 18, 2011.

Date:	April 18, 2011
To:	Hospital A-Teams and Corporate Employees
From:	Trevor Fetter
Subject:	Community Health Systems makes $6 per share all-cash proposal for Tenet, Tenet Responds

To keep you apprised of developments related to Community Health Systems’ (CHS) unsolicited proposal to acquire Tenet, I wanted to share the attached press release CHS issued this morning as well as Tenet’s response.

Additionally, it is important to note that on Friday, April 15, 2011, CHS notified the Securities and Exchange Commission that they received a subpoena from the U.S. Department of Health and Human Services, Office of the Inspector General on April 8, 2011 in connection with an investigation of possible improper claims submitted to Medicare and Medicaid.

As a reminder, please forward all investor and media calls to Tom Rice, Senior Vice President of Investor Relations, at 469-893-2522 or Rick Black, Director of Media Relations, at 469-893-2647.

Additional Information

Tenet Healthcare Corporation (“Tenet”) will file with the Securities and Exchange Commission (“SEC”) a proxy statement, accompanied by a WHITE proxy card, in connection with its 2011 annual meeting of stockholders. Any definitive proxy statement will be mailed to stockholders of Tenet. INVESTORS AND SECURITYHOLDERS OF TENET ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and securityholders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Tenet through the website maintained by the SEC at http://www.sec.gov.

Certain Information Regarding Participants

Tenet and certain of its respective directors and executive officers are deemed to be participants under the rules of the SEC. Information regarding these participants is contained in a filing under Rule 14a-12 filed by Tenet with the SEC on January 7, 2011. This filing and other documents can be obtained free of charge from the source indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.